Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of March 9, 2023, is entered into among Zhou Zisu_, a PRC citizen (the “Seller”), Bondly Enterprises Limited, a proprietary company registered in Hong Kong (the “Target”), and Lichen China Limited, a company formed under the laws of the Cayman Islands (the “Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns 100% equity interest in the Target;

WHEREAS, the Target is engaged in professional education business (the “Business”);

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all the equity interest in the Target, subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall Purchase from Seller, 100% of the equity interest in the Target ( the “Target Shares”).

Section 1.02 Purchase Price. The purchase price for the Target Shares shall be setteled as an amendment to this Agreement (the “Amendment”) after the completion of the financial due diligence . Buyer shall, by wire transfer to Seller or the Seller’s Designees of immediately available funds, pay $3 million deposit at the time of signing this Agreement and the remaining shall be setteled at the Closing (as defined in Section 2.01). The $3million deposit is refundable and should be returned to the Buyer if the Conditions to Closing are not met.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date mutually agreed by the parties after the date all of the conditions described in Section 2.02 are met (the “Closing Date”).

Section 2.02 Conditions to Closing.

(a) Buyer shall have completed its financial and legal due diligence reviews of the Target.

(b) The Target, Seller and Buyer shall each obtain any and all regulatory approvals as required in connection with the transactions contemplated by this Agreement

(c) Seller and Buyer shall sign the Amendment to set the final Purchase Price.

Section 2.03 Seller’s Closing Deliverables. At the Closing, Seller shall deliver the Target Shares to the Buyer and a copy of this Agreement executed by Seller.

Section 2.04 Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver to Seller a copy of this Agreement executed by Buyer and Purchase Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to the Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Title to Target Shares. Seller has good and valid title to all the Target Shares, free and clear of any Encumbrance.

Section 3.02 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or threatened against or by Seller: (i) relating to or affecting the Target Shares; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders against, relating to, or affecting the Target Shares.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller, Target and Payee that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority. Buyer is a company duly organized and validly existing under the Laws of the British Virgin Islands. Buyer has full corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder, and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts or Consents. The execution, delivery, and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

ARTICLE V

MISCELLANEOUS

Section 5.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 5.03 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.04 Amendment and Modification; Waiver. This agreement shall be non-binding and may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 5.05 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 5.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Purchase Agreement as of the date first written above.

SELLER

Zhou Zisu

/s/ Zhou Zisu
Name:	Zisu Zhou
Title:

BUYER

Lichen China Limited

/s/ Ya Li
Name:	Ya Li
Title:	CEO

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